UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

21 Sparrow Circle
White Plains, NY 10605
(Address of principal executive offices and Zip Code)

(845) 591-3144
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On August 28, 2012, the Board of Directors of the Registrant approved the appointment of Dr.Charles T. Tackney to its Board of Directors.

Dr. Charles T. Tackney, Ph.D., currently the company's Chief Scientific Officer (CSO), is a scientific and Business leader with diverse experience in clinical medicine and new technology development. His background and expertise span the areas of molecular biology, biotechnology and diagnostics. Dr. Tackney has served as the Chief Scientific Officer of NeuroMark Genomics, Inc., and prior to that, he worked in various positions for the Ortho Clinical Diagnostics unit of Johnson & Johnson, including, Director of the Diagnostic Biomarker Evaluation Group, Scientific Director of Advanced Research & Technology Assessment World Wide, as well as Director of the Prion Research Group. He was the Director of Molecular Biology for ImClone Systems at the time of its founding, and was a Damon Runyon Post-Doctoral Fellow at the Columbia University Hammer Cancer Center. He received his Ph.D. from the City University of New York.

There are no family relationships between any of our Directors or executive officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

By:	/s/Dov Weinberg
Dov Weinberg
Chief Financial Officer

Date: August 29 , 2012